Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
NON-BROKERED PRIVATE PLACEMENT
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ENGAGEMENT OF CONSULTANT
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ENTRY INTO SOLAR POWER SYSTEMS SALES AGREEMENT
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VACANT LAND PURCHASE AGREEMENT EXTENSION
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VACANT LAND PURCHASE AGREEMENT COMPLETIONS

Vancouver, B.C. – January 7, 2013 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on December 20, 2012, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), and Coronus’ wholly-owned subsidiaries, Coronus 29-Palms North 1 LLC, Coronus 29-Palms North 2 LLC, Coronus 29-Palms North 3 LLC, Coronus Yucca Valley East 1 LLC, Coronus Yucca Valley East 2 LLC, Coronus Yucca Valley East 3 LLC, Coronus Joshua Tree East 1 LLC, Coronus Joshua Tree East 2 LLC, Coronus Joshua Tree East 3 LLC, Coronus Joshua Tree East 4 LLC, Coronus Joshua Tree East 5 LLC, Coronus Apple Valley East 1 LLC, Coronus Apple Valley East 2 LLC, Coronus Adelanto West 1 LLC, and Coronus Adelanto West 2 LLC (collectively the “Project Companies”), conducted a non-brokered private placement, issuing a senior secured, promissory note (the “Note”) to one investor, Clean Focus Financing Company, LP (“Clean Focus”), for proceeds of up to USD $4,000,000 (the “Loan”). Pursuant to collateral assignment and pledge agreements, and a security agreement, the Note is secured by a first and superior security interest in Coronus’ assets, inclusive of all of Coronus’ right, title and interest in, to and under the sole member of the Project Companies, and all of Coronus’ right, title and interest in, to, and under, if any, any contracts, permits, applications or other documents or agreements entered into or submitted by the Project Companies.

Pursuant to a schedule of draw dates and amounts, Coronus may request advances, in whole or in part, of up to the maximum amount of the Loan (each an “Advance”). The schedule of draw dates and amounts is as follows: USD $1,500,000 within two business days of signing of the Note and related loan documents; USD $500,000 on January 6, 2013; USD $1,000,000 on January 31, 2013; and USD $1,000,000 on February 28, 2013. On December 26, 2012, Coronus received the first Advance of USD $1,500,000, and on January 4, 2013, Coronus received the second Advance of USD $500,000. Pursuant to a guaranty of payment and completion (the “Guaranty”), the Company guarantees the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of Coronus and the Project Companies. Additionally, pursuant to the Guaranty, the Company guarantees that all obligations of Coronus and the Project Companies to continue development of the Project Companies’ projects shall be completed promptly when required, and that the proceeds of each Advance shall be used to pay certain obligations in furtherance of the Project Companies’ projects.

The Note is due on the earlier of i) 31 days after the total Advances equal USD $4,000,000.00 or ii) July 1, 2013 (the “Maturity Date”). The Note bears interest at an annual rate of 6%, and such interest shall accrue until the Maturity Date. On or before the Maturity Date, pursuant to the terms of a stock purchase agreement, yet to be drafted, the Company will transfer 100% ownership of Coronus and the Project Companies to Clean Focus or designee. Upon the transfer, all then outstanding Advances under the Loan, together with all accrued but unpaid interest, shall either be converted into capital contributions by Clean Focus or assumed as part of the stock purchase price. If the stock purchase does not occur on or before the Maturity Date, then the unpaid principal balance of the Note outstanding on the Maturity Date, together with all accrued and unpaid interest on the principal balance shall be due and payable on the Maturity Date.

In connection with the Loan, Coronus and the Project Companies shall pay up to USD $20,000 in costs and expenses incurred by Clean Focus in the preparation of the Note and the related loan documents. Additionally, with each Advance, and from the proceeds of each Advance, Coronus shall pay Clean Focus a fee equal to 2% of the principal amount of the Advance. In connection with the first Advance of USD $1,500,000 on December 26, 2012, Coronus paid Clean Focus the 2% fee, or USD $30,000, and in connection with the second Advance of USD $500,000 on January 4, 2013, Coronus paid Clean Focus the 2% fee, or USD $10,000. Further, in connection with the Loan, with each Advance, but not from the proceeds of each Advance, but from Coronus’ unallocated working capital, Coronus shall pay Earthlight Solar Inc. (“Earthlight”) a fee equal to 3% of the principal amount of the Advance. Mark Burgert, a control person of the Company, is the president and a control person of Earthlight. In connection with the Loan, on behalf of Coronus, Earthlight acted as agent. In connection with the first Advance of USD $1,500,000 on December 26, 2012, Coronus paid Earthlight the 3% fee, or USD $45,000, and in connection with the second Advance of USD $500,000 on January 4, 2013, Coronus paid Earthlight the 3% fee, or USD $15,000.

On December 26, 2012, effective January 1, 2013, Coronus agreed to engage Earthlight as a consultant, with Earthlight providing Coronus with advisory and consulting services (the “Services”) in respect of Coronus’ solar photovoltaic business. Under the engagement, Coronus is to pay Earthlight USD $8,000 per month (the “Fee”) for the Services, with the Fee due and payable at the end of each month. Coronus shall pay the Fee, not from the proceeds of the Advances, but from Coronus’ unallocated working capital.

On December 27, 2012, the Company entered into a sale agreement for utility-scale, ground-mount, solar photovoltaic (PV) power systems (the “Aegis Solar Power System Sales Agreement”) with Sycamore Physicians Partners LLC and Aegis Energy Partners LLC (collectively, the “Buyer”). Under the Aegis Solar Power System Sales Agreement, the Company agreed to sell to the Buyer 2.7 MW_ac of turnkey, utility-scale, ground-mount, solar PV power systems (the “Solar PV Systems”), engineered, procured and constructed by Belectric, Inc. (“Belectric”), at a contract price of USD $2.15 per W_dc, inclusive of taxes. Assuming a dc/ac ratio of 1.25, the contract price will be USD $7,256,250. The Aegis Solar Power System Sales Agreement is subject to Belectric approval.

Under the Aegis Solar Power System Sales Agreement, the Buyer is to provide the site for the Solar PV Systems, pay for the utility interconnection and land use permit procurement costs, and obtain the land use permit. Additionally, the Buyer is to provide Belectric with satisfactory proof of secured financing, prior to the commencement of construction of the Solar PV Systems. Under the Aegis Solar Power System Sales Agreement, Belectric is to provide all services necessary for delivery to the Buyer of turnkey, operation ready, Solar PV Systems. Belectric is to design the Solar PV Systems to optimize revenue, with emphasis placed on the utility’s time of delivery periods and factors. Additionally, Belectric shall be responsible for managing the operation of the Solar PV Systems, for a period of five years, and will receive, for the operating and maintenance services to be provided, remuneration in the amount of USD $22.50 per kW_dc per year, inclusive of a standard escalation of 2% per year, after year one.

Further to the Company's News Release of October 29, 2012, the close of escrow for the Vacant Land Purchase Agreement (the “29-Palms Morongo Agreement”), entered into by Coronus, has been extended. Additionally, the time allotted for Coronus’ board of directors to approve the 29-Palms Morongo Agreement has also been extended. Effective December 31, 2012, under the 29-Palms Morongo Agreement, the close of escrow has been extended to January 31, 2013, and the 29-Palms Morongo Agreement is now subject to Coronus’ board of director approval on or before January 24, 2013. The Company sought the extension because it requires additional time to determine whether the property will be suitable for a solar PV development under the California Public Utilities Commission’s feed-in tariff program for small generators.

Further to the Company's News Release of December 13, 2012, on December 28, 2012, Coronus completed the Vacant Land Purchase Agreement (the “Twentynine Palms North Re-Site Agreement”), which Coronus entered into on December 6, 2012. Under the Twentynine Palms North Re-Site Agreement, Coronus acquired a 160 acre parcel of vacant land, situated north of Twentynine Palms, in the County of San Bernardino, California, from multiple parties. The purchase price Coronus paid was USD $400,000, all cash.

Further to the Company's News Release of December 19, 2012, on January 7, 2013, Coronus completed the Vacant Land Purchase Agreement (the “Apple Valley East Re-Site Agreement”), which Coronus entered into on December 8, 2012. Under the Apple Valley East Re-Site Agreement, Coronus acquired a 14.78 acre parcel of vacant land, situated east of Apple Valley, in the County of San Bernardino, California, from two sellers (the “Sellers”). The purchase price Coronus paid was USD $300,000. Coronus deposited USD $100,000, with the Sellers agreeing to carry back the balance amount of USD $200,000 for three months at 0% ($nil) interest.

On December 26, 2012, pursuant to the Southern California Edison (“SCE”) interconnection requests for solar PV projects Coronus 29-Palms North 2 and 3, Coronus posted with SCE the initial interconnection financial securities, in the amounts of USD $373,300 and USD $208,900, respectively. The posting amount for the Coronus 29-Palms North 2 project was determined by the results of the Combined System Impact and Facility Study Coronus entered into with SCE on June 16, 2011, which the Company reported in its News Release of June 21, 2011. The posting amount for the Coronus 29-Palms North 3 project was determined by the results of the System Impact Study Coronus entered into with SCE on February 29, 2012, which the Company reported in its News Release of March 2, 2012.

On December 27, 2012, pursuant to the SCE interconnection requests for solar PV projects Apple Valley East 1 and 2, Coronus posted with SCE the initial interconnection financial securities, in the amounts of USD $270,900 and USD $32,900, respectively. The posting amounts for the Apple Valley East 1 and 2 projects were determined by the results of the System Impact Studies Coronus entered into with SCE on May 3, 2012, which the Company reported in its News Release of May 7, 2012.

Further to the Company’s News Release of December 13, 2012, on December 7, 2012 (the “Joshua Tree East PPAs Effective Date”), the Company’s wholly-owned subsidiaries, Coronus Joshua Tree East 1 LLC, Coronus Joshua Tree East 2 LLC, Coronus Joshua Tree East 3 LLC, Coronus Joshua Tree East 4 LLC, and Coronus Joshua Tree East 5 LLC, entered into five identical Power Purchase Agreements (the “Joshua Tree East PPAs”) with SCE. As the Company reported, on or before the thirtieth day following the Joshua Tree East PPAs Effective Date, the Company was required to post and maintain with SCE development fees (the “Joshua Tree East Development Securities”) equal to USD $36,736 per Joshua Tree East PPA. As the Company reports today, on January 4, 2013, the Company posted the Joshua Tree East Development Securities.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.